Colmena Corp.
                            A publicly held Delaware
                                   corporation
                              (Stock Symbol "CLME")

                               www.colmenacorp.com

Anthony Q. Joffe
President & Chief Executive Officer

Vanessa H. Lindsey
Vice President, Secretary & Chief Administrative Officer

Adam Wasserman
Treasurer & Chief Financial Officer

Anthony Q. Joffe; Edward C. Dmytryk, G. Richard Chamberlin;
Lawrence R. Van Etten; Vanessa H. Lindsey; Charles J. Champion, Jr; Robert S. Gigliotti
-----------------
Board of Directors


                       ADMINISTRATIVE & EXECUTIVE OFFICES

                5185 Southeast 20th Street; Ocala, Florida 34471
                  Telephone (352) 694-6661; Fax (352) 694-1325
                          e-mail, legal@colmenacorp.com

                            Crystal Corporate Center
        2500 North Military Trail, Suite 225-D; Boca Raton, Florida 33431
                  Telephone (561) 998-3435; Fax (561) 998-4635
                          e-mail joffe@colmenacorp.com

                          Respond to Boca Raton address

                                February 21, 2003

John Muczko
101 Main Street, Suite B
Safety Harbor, Florida 34695

Hal Merryman
Chief Executive Officer
Matrix International, Inc.
2714 Williamsburg Street
Alexandria, Virginia 22314

By facsimile transmission to 1-727-726-7411 and 1-703-960-8573

         Re:      Potential Reorganization with Colmena Corp.

Dear Messrs. Muczko and Merryman:

     This letter of intent confirms the status of negotiations concerning a proposed transaction between Colmena Corp., a Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Colmena" and the "Exchange Act," respectively); a group represented by Mr. John Muczko ("Mr. Muczko") which has developed the homeland security business plan described in the private placement memorandum for Global Security & Intelligence Corp., a publicly held Florida corporation (the "Muczko Group" and "Global Florida," respectively); Matrix International, Inc., a Louisiana corporation headquartered at 2714 Williamsburg Street; Alexandria, Virginia 22314 ("Matrix"); and, all of the securities holders of Matrix.

     The Muczko Group controls Global Florida and has negotiated for the acquisition of Matrix and the raising of at least $1,500,000 in private placement proceeds to fund an aggressive acquisition program for businesses in the homeland security field (the "Global Program"), as described in the draft private placement memorandum enclosed herewith (the "Global Memorandum") but, because of deficiencies in Global Florida's corporate records, Global Florida is not in a position to proceed with the plan of operations envisioned in the Global Memorandum. The Muczko Group has approached Colmena with an offer to transfer all of the rights to the Global Program to Colmena, including, without limitation, the right to acquire Matrix and the proposed private placement, in exchange for shares of Colmena's common stock, $0.01 par value (the "Colmena Stock"), as hereinafter described, with assurances that such transfer will be approved by Global Florida.

Messrs. John Muczko and Hal Merryman
February 24, 2003
Page 2

     If the following comports with your understanding of the proposed transaction, please sign a copy of this letter and return it to us by facsimile transmission followed by hard copy, whereupon this letter will constitute a binding agreement by each of the undersigned to use our best efforts to effect the contemplated transaction at the earliest practicable time, subject to due diligence review and good faith negotiations by our respective representatives. It will also constitute a direction by the undersigned, on behalf of their organizations, to Kevin W. Dornan, Esquire, as legal counsel to Colmena ("Mr. Dornan"), and legal counsel designated by the Muczko Group, Matrix and the Matrix securities holders to immediately commence preparation of required documentation, including, without limitation, an acquisition agreement (the "Acquisition Agreement") and employment or consulting agreements for all Muczko Group and Matrix executive officers who do not currently have such agreements and who are deemed essential by Colmena (generically hereinafter referred to as the "Employment Agreements"), such persons currently being deemed to include Messrs. David Shaw, Everett Alvarez, John Muczko, Hal Merryman and John Maher.

     It is anticipated that Mr. Dornan will prepare the initial drafts of the Acquisition Agreement and the Employment Agreements and that legal counsel designated by the Muczko Group, Matrix and the Matrix securities holders will review them and propose required modifications, if any (the foregoing agreements, all exhibits required therefor and all instruments, certificates, resolutions, opinions, etc. called for thereby being hereinafter collectively referred to as the "Agreements" or generically as an "Agreement").

     The Muczko Group and Matrix will use their best efforts to complete audits of its financial statements for the fiscal years ended December 31, 2001 and 2002, with reviewed quarterly financial statements for all quarters ended during the interim between January 1, 2003 and the closing on the proposed acquisition (collectively hereinafter referred to as the "Audits"), on or before March 1, 2003, so that the parties can complete the related due diligence review in time to permit them to close on the Acquisition Agreement on or before March 15, 2003.

                        OUTLINE OF PROPOSED TRANSACTIONS

1. The Muczko Group and its affiliates will consolidate all current operations involving the Global Program, Matrix and related business enterprises permitting consolidation of their financial statements pursuant to generally accepted accounting principles, consistently applied ("GAAP"), the resulting consolidated entity being hereinafter referred to as "Global Matrix Group."


2. Mr. Muczko has represented to Colmena that during the period from January 1, 2002 until December 31, 2002, on an a pro forma, accrued basis in accordance with GAAP, Global Matrix Group's:

         A. Gross revenues were $ 659,804.72

         B. Total expenses were $ 649,693

         C. Net, pre-tax profits were $ 10,109.72

         D. Total assets were $ 50,000

Messrs. John Muczko and Hal Merryman
February 24, 2003
Page 3

         E. Total liabilities were $ 23,000

         F. Net, tangible assets were $ 27,000.

     (the foregoing being collectively hereinafter referred to as the "Global Matrix Group Predicates," which must be accurate within 10% of the figures in the audited financial statements).

3. The proposed acquisition is subject to the condition precedent that all material executive officers and directors for Global Florida and Matrix described in the Global Memorandum will have entered into Employment Agreements with Global Matrix Group , on terms satisfactory to Colmena.

4. A. Subject to the foregoing Colmena would, at its election, either acquire all of the assets and operations of Global Matrix Group or all of Global Matrix Group's securities from Global Matrix Group securities holders, or a combination thereof, in exchange for 480,000,000 shares of Colmena Stock, with up to an additional 120,000,000 shares of Colmena Stock reserved for issuance to subscribers to the private placement of at least $1,500,000 to be arranged by the Muczko Group following closing; provided, however, that, to the extent that Colmena's authorized capitalization will have to be increased to permit issuance of such Colmena Stock, the quantity of Colmena Stock to be received by the Muczko Group at closing will be deferred until Colmena's certificate of incorporation is amended to effect such recapitalization following closing, in compliance with Delaware corporate law and the Exchange Act.

     B. The securities will be issued without registration under federal or state securities laws in reliance on available exemptions from registration requirements provided under Sections 3(b), 4(1), 4(2) or 4(6) of the Securities Act or regulations promulgated thereunder (e.g., Regulation D), and under comparable state law exemptions in the jurisdictions where the subscribers reside.


5. A. Colmena will, immediately prior to closing, have 650,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value authorized.

     B. Of the 10,000,000 shares of preferred stock, $0.01 par value authorized, 9,000,000 have no current attributes, any attributes to be designated by the Colmena board of directors prior to issuance, and 1,000,000 shares have been designated as Class A, non-voting convertible preferred stock.

     C. Colmena will, immediately prior to closing, have 200,000,000 shares of its common stock outstanding or reserved for conversion of shares of its Class A, non-voting convertible preferred stock.

     D. As a result of the anticipated transactions, Colmena's authorized capitalization will have to be increased following the closing by increasing the authorized common stock, $0.01 par value, to at least 800,000,000 shares.

Messrs. John Muczko and Hal Merryman
February 21, 2003
Page 4

6. If the transaction is effected as currently anticipated and Colmena's authorized capitalization is increased as described above, then immediately following the closing and an increase of Colmena's authorized capitalization, it would have approximately 680,000,000 shares of Colmena stock outstanding or reserved for conversion of shares of its Class A, non-voting convertible preferred stock, with 480,000,000 of such shares being held by the Muczko Group and the former Matrix stockholders and up to 120,000,000 shares of Colmena Stock available for the proposed private placement of at least $1,500,000.

7 A. Messrs. Muczko, Merryman and other people associated with Global Matrix Group (for purposes of this letter of intent, such persons being collectively and generically hereinafter referred to as the "Global Matrix Parties") hereby agree that the terms of the proposed transaction will be kept confidential during the pendency of the negotiations called for hereby.

         B. Notwithstanding the foregoing, the Global Matrix Parties will comply with their obligations to publicly disseminate information concerning this Agreement in press releases and filings with the Securities and Exchange Commission, in form and substance reasonably approved by the Global Matrix Parties.

         C. (1) In conjunction with the foregoing, the Global Matrix Parties have been and will be provided with information concerning Colmena which constitutes material inside information, as defined for purposes of Sections 20A and 21A of the Exchange Act ("Inside Information").

               (2)Such Inside Information was or will be provided in conjunction with pending negotiations and pursuant to Colmena's obligations under the Securities Act of 1933, as amended, and the Exchange Act, to provide full and complete disclosure.

               (3) Such Inside Information may not be disclosed to anyone other than pursuant to compulsory legal process or with the prior written consent of Colmena, until after such information has been publicly disseminated.

               (4) The Global Matrix Parties acknowledge that improper disclosure of such Inside Information constitutes a violation of the civil and criminal provisions of Sections 20A and 21A of the Exchange Act.

               (5) The Global Matrix Parties further acknowledge that during the pendency of negotiations, no one who is made privy to such Inside Information should engage in any transactions involving publicly traded Colmena securities.

8.       A.    Since Colmena will be expending a great deal of time, effort, and
               money  to  perform  its  due   diligence   and  prepare  for  the
               contemplated acquisition, the Global Matrix Parties agree to deal exclusively with Colmena with regard to discussions relating to the sale of Global Matrix Group until 45 days after this letter is fully executed by all parties.

Messrs. John Muczko and Hal Merryman
February 24, 2003
Page 5

         B. The Global Matrix Parties will not, directly or indirectly, (i) solicit submission of offers from any person other than Colmena relating to any acquisition of the stock or assets of Global Matrix Group, or any merger, consolidation or business combination with Global Matrix Group (an "Acquisition Proposal"),
               (ii) respond in any way to an unsolicited Acquisition Proposal, or (iii) participate in any discussions or negotiations, or furnish any non-public information regarding an Acquisition Proposal, by any person other than Colmena.

         C. The Global Matrix Parties agree to give Colmena reasonable access to Global Matrix Group's business facilities, financial information, business records, management and employees to allow Colmena to satisfactorily complete its due diligence.

     We mutually understand, of course, that this letter constitutes a binding agreement with respect to the transaction contemplated herein only to the extent set forth in this letter, including Paragraph 7 and the three sub-paragraphs within Paragraph 8. Other than as set forth herein, each of us will only be bound by the Acquisition Agreement and the other transaction agreements and documents concluded at the closing containing terms and conditions mutually satisfactory to both of us.

     Please indicate your concurrence with the foregoing by signing a copy of this letter or transmission, in the space indicated, and thereafter transmitting such executed copy in the manner heretofore described.

                                Very truly yours,

                                  COLMENA CORP.

                              /s/ Anthony Q. Joffe
                                Anthony Q. Joffe
                                    President

     The foregoing is hereby accepted, as of the date first above written.

                                The Muczko Group


                           By: /s/ John Muczko
                  John Muczko, their authorized representative


              Matrix International, Inc. and its Securities Holders


                           By: /s/ Hal Merryman
                                  Hal Merryman
       President and authorized representative for all of the securities holders of Matrix International, Inc.

AQJ:kwd
Encl.:  Global Memorandum Copies:  Kevin W. Dornan,  Esquir Legal
               counsel designated by the Muczko Group, Matrix and the Matrix securities holders